UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of report (Date of earliest event reported): December 5, 2018

TRAVELCENTERS OF AMERICA LLC
(Exact name of registrant as specified in its charter)

Delaware	001-33274	20-5701514
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24601 Center Ridge Road, Westlake, Ohio		44145
(Address of principal executive offices)		(Zip Code)

440-808-9100
(Registrant's telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 2.01 Completion of Acquisition or Disposition of Assets.
On December 5, 2018, TravelCenters of America LLC and its subsidiary, TA Operating LLC, (collectively, the “Company”) completed the previously announced sale of 225 standalone convenience store properties, one standalone restaurant, five parcels of vacant land and certain related assets (the “C-Store Business”) to EG Retail (America), LLC and EG Group Limited (the “Buyer”) for an aggregate sales price of $330.8 million plus the assumption of certain liabilities pursuant to the Asset Purchase Agreement, dated September 1, 2018, between the Company and the Buyer (the "Agreement"). This sales price included $25.8 million of estimated net working capital items. The aggregate sales price received by the Company in this transaction remains subject to confirmation and possible adjustment of the net working capital items pursuant to certain customary post-closing true-up procedures set forth in the Agreement.
The Company incurred approximately $9.4 million of expenses related to the sale of the C-Store Business that consist primarily of advisor fees, marketing costs, employee severance and retention benefits, asset write offs and other transition and closing related costs.
The foregoing description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Agreement filed as Exhibit 2.1 to the Company’s Current Report on Form 8-K filed with the SEC on September 4, 2018, which is incorporated herein by reference.

WARNING CONCERNING FORWARD LOOKING STATEMENTS
THIS CURRENT REPORT CONTAINS STATEMENTS THAT CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. WHENEVER THE COMPANY USES WORDS SUCH AS “BELIEVE,” “EXPECT,” “ANTICIPATE,” “INTEND,” “PLAN,” “ESTIMATE," "WILL," "MAY" AND NEGATIVES OR DERIVATIVES OF THESE OR SIMILAR EXPRESSIONS, THE COMPANY IS MAKING FORWARD LOOKING STATEMENTS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY'S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR. ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE CONTAINED IN OR IMPLIED BY THE COMPANY'S FORWARD LOOKING STATEMENTS AS A RESULT OF VARIOUS FACTORS. FOR EXAMPLE:

•
TA RECEIVED AN AGGREGATE SALES PRICE OF $330.8 MILLION IN CONNECTION WITH ITS SALE OF THE C-STORE BUSINESS. THIS SALES PRICE INCLUDED $25.8 MILLION OF ESTIMATED NET WORKING CAPITAL ITEMS, WHICH ARE SUBJECT TO CONFIRMATION AND POSSIBLE ADJUSTMENT PURSUANT TO CERTAIN CUSTOMARY POST-CLOSING TRUE-UP PROCEDURES. AS A RESULT, THE AGGREGATE SALES PRICE MAY ULTIMATELY BE MORE OR LESS THAN $330.8 MILLION; AND

•	TA INCURRED APPROXIMATELY $9.4 MILLION OF EXPENSES RELATED TO THE SALE OF THE C-STORE BUSINESS. THESE EXPENSES ARE ESTIMATES AND ACTUAL EXPENSES MAY BE MORE, OR LESS, THAN THESE ESTIMATES.
THE INFORMATION CONTAINED IN THE COMPANY'S FILINGS WITH THE SEC, INCLUDING UNDER THE CAPTION “RISK FACTORS” IN THE COMPANY'S PERIODIC REPORTS, OR INCORPORATED THEREIN, IDENTIFIES OTHER IMPORTANT FACTORS THAT COULD CAUSE DIFFERENCES FROM THE FORWARD LOOKING STATEMENTS. THE COMPANY'S FILINGS WITH THE SEC ARE AVAILABLE ON THE SEC’S WEBSITE AT WWW.SEC.GOV.
YOU SHOULD NOT PLACE UNDUE RELIANCE UPON FORWARD LOOKING STATEMENTS.
EXCEPT AS REQUIRED BY LAW, THE COMPANY DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENT AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.
Item 9.01 Financial Statements and Exhibits.
(b) Pro Forma Financial Information
The unaudited pro forma financial information for the Company giving effect to the sale of the C-Store Business contemplated by the Agreement is attached hereto as Exhibit 99.1 and incorporated herein by reference.

(d) Exhibits

2.1
Asset Purchase Agreement, dated September 1, 2018, between TA Operating LLC, TravelCenters of America LLC, EG Retail (America), LLC and EG Group Limited (incorporated by reference to Exhibit 2.1 to the Company's Current Report on Form 8-K dated September 4, 2018)

99.1	Pro Forma Financial Statements (filed herewith)
SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRAVELCENTERS OF AMERICA LLC

Date:	December 6, 2018	By:	/s/ William E. Myers
William E. Myers
Executive Vice President, Chief Financial Officer and Treasurer